EXHIBIT (a)(3)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF SHARES OF COMMON STOCK (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED, FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantees)

For Tender of Shares of Common Stock

of

T-NETIX, INC.

Pursuant to the Offer to Purchase
Dated February 3, 2004

by

TZ ACQUISITION, INC.

A Direct Wholly Owned Subsidiary of

TZ HOLDINGS, INC.

         As set forth under Section 3 — “Procedures for Tendering Shares of Common Stock” in the Offer to Purchase, dated February 3, 2004, and any supplements or amendments thereto (the “Offer to Purchase”), this form (or a copy hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates (the “Certificates”) representing shares of common stock (the “Common Stock”) of T-NETIX, Inc., par value $0.01 per share, are not immediately available, (ii) time will not permit Certificates and all other required documents to reach JP Morgan Chase Bank (the “Depositary”) prior to the Expiration Date (as defined in Section 1 — “Terms of the Offer” of the Offer to Purchase) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand to the Depositary, or transmitted by facsimile transmission, or by mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 — “Procedures for Tendering Shares of Common Stock” of the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase under Section 3 — “Procedures for Tendering Shares of Common Stock.”

The Depositary for the Offer is:

JP MORGAN CHASE BANK

By Mail:	For Information Call:	By Overnight:
JPMorgan Chase Bank 600 Travis Street, Suite 1150 Houston, TX 77002 Attn: Colette L. Potier	Colette L. Potier (713) 216-1708	JPMorgan Chase Bank 600 Travis Street, Suite 1150 Houston, TX 77002 Attn: Colette L. Potier

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 — “Procedures for Tendering Shares of Common Stock” of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

      THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

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Ladies and Gentlemen:

      The undersigned hereby tenders to TZ Acquisition Inc., a Delaware corporation and a direct wholly owned subsidiary of TZ Holdings, Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of shares of Common Stock indicated below pursuant to the guaranteed delivery procedures described in the Offer to Purchase under Section 3 — “Procedures for Tendering Shares of Common Stock.”

      NO AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL BE AFFECTED BY, AND ALL SUCH AUTHORITY SHALL SURVIVE, THE DEATH OR INCAPACITY OF THE UNDERSIGNED. ALL OBLIGATIONS OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, EXECUTORS, ADMINISTRATORS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

Name of Record Holder(s)

Address(es)

Area Code(s) and Tel. No(s).:

Signature(s)

Date:

Number of shares of Common Stock:

Certificate Number(s) if available:

If shares of Common Stock will be tendered by book-entry transfer check box:
☐ The Depository Trust Company
Account Number:

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THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for Signature Guarantee)

      The undersigned, an Eligible Institution (as defined in Section 3 — “Procedures for Tendering Shares of Common Stock” of the Offer to Purchase), hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, either the Certificates representing the shares of Common Stock, tendered hereby, in proper form for transfer, or Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or, in the case of book-entry delivery of shares of Common Stock, an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days of The Nasdaq National Market after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

NAME OF FIRM:

Address:

(Zip Code)

Area Code and Tel. No.:

AUTHORIZED SIGNATURE:

Name:

(Please Print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY; CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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